Exhibit 99.2

Metabolix Prices Common Stock Offering

CAMBRIDGE, Mass. (November 11, 2009) - Metabolix, Inc. (NASDAQ: MBLX), a bioscience company focused on developing sustainable solutions for plastics, chemicals and energy, today announced that it has priced a public offering of 3.0 million newly issued shares of its common stock at a public offering price of $9.00 per share. The gross proceeds to Metabolix, before underwriting discounts and commissions and other offering expenses, from the sale of the shares are expected to be approximately $27 million. Jefferies & Company and Thomas Weisel Partners LLC are the underwriters for this offering. The Company has granted the underwriters a 30-day option to purchase up to 450,000 additional shares to cover over-allotments, if any. If the underwriters exercise their over-allotment option in full, gross proceeds from the offering, before underwriting discounts and commissions and other offering expenses, will be approximately $31million. The offering is expected to close on November 16, 2009, subject to customary closing conditions.  The Company intends to use the net proceeds it receives from the offering for working capital and other general corporate purposes.

The shares will be issued pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on January 30, 2008. The offering is being made by means of a prospectus and related prospectus supplement. Copies of the prospectus and prospectus supplement relating to the offering may be obtained from Jefferies & Company, Inc., 520 Madison Avenue, New York, NY 10022, 1-888-449-2342. These shares may not be sold nor may offers to buy be accepted prior to delivery of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Metabolix

Founded in 1992, Metabolix, Inc. is an innovation-driven bioscience company focused on providing sustainable solutions for the world’s needs for plastics, chemicals and energy. The Company is taking a systems approach, from gene to end product, integrating sophisticated biotechnology with advanced industrial practice. Metabolix is now developing and commercializing Mirel™, a family of high performance bioplastics which are biobased and biodegradable alternatives to many petroleum-based plastics. Metabolix is also developing a proprietary platform technology for co-producing plastics, chemicals and energy, from crops such as switchgrass, oilseeds and sugarcane.

For more information, please visit www.metabolix.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this press release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding expectations for Metabolix research and development programs, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated and are detailed in Metabolix’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Contacts

Media:	Matt Lindberg, ICR, (203) 682-8214, matthew.lindberg@icrinc.com
Brian Ruby, ICR, (203) 682-8268, brian.ruby@icrinc.com

Investors:	James Palczynski, ICR, (203) 682-8229, james.palczynski@icrinc.com

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